UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2012

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2012, Bazaarvoice, Inc, a Delaware corporation (“Bazaarvoice”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among PowerReviews, Inc., a Delaware corporation (“PowerReviews”), Peloton Acquisition Corp., a newly-formed Delaware corporation and wholly owned subsidiary of Bazaarvoice (“Merger Sub I”), Peloton Acquisition LLC, a newly-formed Delaware limited liability company and wholly owned subsidiary of Bazaarvoice (“Merger Sub II”), Shareholder Representative Services LLC, a Colorado limited liability company, as representative of the stockholders of PowerReviews (the “PowerReviews Stockholders”) and U.S. Bank, National Association, as escrow agent. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub I will merge with and into PowerReviews, with PowerReviews continuing as the interim surviving corporation and a wholly owned subsidiary of Bazaarvoice, and PowerReviews will then merge with and into Merger Sub II, with Merger Sub II continuing as the surviving limited liability company and a wholly owned subsidiary of Bazaarvoice (the “Merger”).

Pursuant to the Merger Agreement, Bazaarvoice will pay up to approximately $31.0 million in cash, issue up to approximately 6.4 million shares of common stock and assume vested and unvested options to purchase the common stock of PowerReviews equivalent to 1.6 million options to purchase the common stock of Bazaarvoice. At the closing share price on May 23, 2012, the value of the transaction is approximately $151.9 million, including the assumption of vested and unvested options but excluding the potential cash proceeds that may arise from the exercise of assumed options. Bazaarvoice will deposit shares of Bazaarvoice common stock equal to a portion of the cash payable and the stock issuable in connection with the Merger into an escrow account to serve as security for the benefit of Bazaarvoice and its affiliates against the indemnification obligations of the PowerReviews Stockholders. Subject to any indemnification claims made on the escrow account, the escrow amount will be released to the PowerReviews Stockholders and certain officers of PowerReviews one year after closing.

The Merger Agreement contains customary representations and warranties and covenants of Bazaarvoice, PowerReviews, Merger Sub I and Merger Sub II as well as indemnification obligations by the PowerReviews equityholders in the event of a breach of such representations, warranties, covenants and certain specified matters. The Merger Agreement also contains customary closing conditions, including, among other things, covenants by PowerReviews (i) not to solicit an alternative acquisition proposal and to notify Bazaarvoice of the receipt of an unsolicited acquisition proposal and (ii) to conduct its business in the ordinary course of business between the date of the Merger Agreement and the closing date and to refrain from taking certain non-ordinary course actions during such period.

The completion of the Merger is subject to certain conditions, including, among others, (i) the absence of any law or order prohibiting the closing or materially limiting or restricting the conduct of the business of Bazaarvoice or PowerReviews following the closing and (ii) no event or condition has occurred that has had or would be reasonably likely to have a material adverse effect on PowerReviews or Bazaarvoice. The Merger Agreement may be terminated by each of Bazaarvoice and PowerReviews under specified circumstances, including if the Merger is not consummated by July 24, 2012.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement.

Item 2.02	Results of Operations and Financial Condition.

On May 24, 2012, Bazaarvoice also announced that it currently expects its revenue for the fiscal fourth quarter ended April 30, 2012 to be in the range of $31.0 million to $31.5 million, representing a year-over-year revenue growth of 60.8% to 63.4%. Bazaarvoice currently expects its revenue for the fiscal year ended April 30, 2012 to be in the range of $105.7 million to $106.2 million, representing a year-over-year revenue growth of 63.9% to 64.7%. Bazaarvoice plans to release its complete financial results for the fiscal fourth quarter and fiscal year ended April 30, 2012 after the U.S. market close on June 6, 2012.

In addition, Bazaarvoice announced that it expects revenue for the fiscal year ending April 30, 2013 to be between $137.0 million and $139.0 million, and for the first fiscal quarter ending July 31, 2012, to be between $32.5 and $33.0 million. This guidance excludes the impact of the acquisition of PowerReviews, and Bazaarvoice will update its guidance to include the impact of the acquisition of PowerReviews after the closing of the transaction.

Item 7.01	Regulation FD Disclosure.

On May 24, 2012, Bazaarvoice issued a press release announcing that is has entered into a definitive agreement for the acquisition of PowerReviews and announcing its preliminary expectations for revenue in the fiscal fourth quarter ended April 30, 2012 and for the fiscal year ended April 30, 2012. A copy of the press release is furnished herewith as Exhibit 99.1. In addition, on May 24, 2012, Bazaarvoice will hold a conference call relating to the press release. The full text of the script of the conference call is furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Bazaarvoice, Inc. Press Release dated May 24, 2012

99.2	Script of May 24, 2012 Conference Call

The information furnished in this Current Report under Item 2.02 and 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale

Bryan C. Barksdale General Counsel and Secretary

Date: May 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Bazaarvoice, Inc. Press Release dated May 24, 2012

99.2	Script of May 24, 2012 Conference Call